Exhibit 99.1

Stanley Black & Decker Reports 2Q 2020 Results

New Britain, Connecticut, July 30, 2020 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2020 financial results.

•2Q’20 Revenues Totaled $3.1 Billion, Down 16% Versus Prior Year Related To Market-Driven Declines Resulting From COVID-19
•Operating Margin Rate Was 8.9%; Excluding Charges, Operating Margin Rate Was 12.8% Down 200 Basis Points Versus Prior Year; Margin Performance Was Aided By Strong Cost Control And Price Realization
•2Q’20 Diluted GAAP EPS Was $1.52; Excluding Charges, 2Q’20 Diluted EPS Was $1.60
•Quarterly Common Stock Dividend Increased To $0.70 Per Share As Recently Announced
•Guidance Continues To Be Suspended; Company’s Scenario Planning Framework Provided In April For Full Year 2020 Will Be Updated On Today’s Earnings Call

2Q’20 Key Points:

•Net sales for the quarter were $3.1 billion, down 16% versus prior year, as acquisitions (+2%) and price (+1%) were more than offset by volume (-17%) and currency (-2%).

•Gross margin rate for the quarter was 32.2%. Excluding charges, the rate was 33.5%, down 130 basis points versus prior year as the impacts from lower volume as well as currency and carryover tariff headwinds were partially offset by price, productivity and strong cost management.

•SG&A expenses were 23.3% of sales. Excluding charges, SG&A expenses were 20.7% of sales compared to 20.1% in 2Q’19, reflecting previously announced cost controls partially offsetting the impact from lower volume.

•The tax rate was (105.6%) which included a $119 million one-time benefit associated with a supply chain reorganization. Excluding charges and one-time benefit, the tax rate was 15.0% versus 11.6% in 2Q’19.

Exhibit 99.1
•Working capital turns for the quarter were 5.6, down 1.1 turns from prior year due to maintaining relatively consistent inventory levels to serve a potential second half demand improvement on a lower revenue base.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “We effectively managed through a multitude of challenges during the second quarter to finish with a strong outcome given the environment. Our team demonstrated agility in the face of changing demand, swiftly implementing appropriate cost reduction actions while also responding to serve a rapidly improving demand picture in Tools & Storage and Security.

“As we turn to the second half, we remain focused on four key priorities: (1) ensuring the health and safety of our employees and supply chain partners; (2) maintaining business continuity and financial strength and stability; (3) serving our customers as they provide essential products and services to the world; and (4) doing our part to mitigate the impact of the virus across the globe. We are making critical decisions around these priorities every day to safely operate our business and successfully navigate the global pandemic. I am pleased with how our employees have responded and confident in our ability to successfully position the business to capitalize on improving market conditions and growth opportunities ahead.”

2Q’20 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex-Charges[1]	Profit Rate	Profit Rate Ex-Charges[1]

Tools & Storage	$2,197	$345.1	$28.4	$373.5	15.7%	17.0%

Industrial	$518	$5.1	$40.6	$45.7	1.0%	8.8%

Security	$433	$9.2	$32.5	$41.7	2.1%	9.6%

1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 5

•Tools & Storage net sales declined 16% versus 2Q’19 from the impacts of lower volume (-16%) and currency (-1%) partially offset by price (+1%). Organic revenues across all regions were impacted by reduced business activity related to COVID-19 with North America -10%, Europe -21% and emerging markets -29%. The North America organic decline was driven by channel inventory reductions and reduced construction activity. Exceptionally strong DIY demand emerged in our global e-commerce and North American retail channels during late April and continued throughout

Exhibit 99.1
the quarter as well as the measured weeks in July, which significantly improved the overall result. Point-of-sale performance of our products in these channels rose to all time high levels in the May, June, July period while customer stocks are currently at historically low levels. Europe and emerging markets were impacted by decreased economic activity caused by rolling COVID-19 geographic lockdowns, customer closures and diminished consumer confidence. As the quarter progressed, Europe experienced improving demand while emerging markets continued to be choppy. Overall the Tools & Storage segment profit rate, excluding charges, was 17.0%, flat versus 2Q’19, as the benefits from productivity, swift and effective cost controls and price offset the impacts from lower volume, tariffs and currency.

•Industrial net sales declined 20% versus 2Q’19 as the CAM acquisition (+10%) was offset by volume (-29%) and currency (-1%). The trough of the organic volume decline occurred in April with modest sequential improvement each month since. Engineered Fastening organic revenues were down 35% due to lower global automotive light vehicle and general industrial production. Infrastructure organic revenues were down 19% from lower volumes in Attachment Tools and Oil & Gas. Overall Industrial segment profit rate, excluding charges, was 8.8%, down from the 2Q’19 rate, as the significant impact from volume declines was partially mitigated by cost actions.

•Security net sales declined 11% versus 2Q’19 as volume (-9%), currency (-2%) and divestitures (-1%) were partially offset by price (+1%). North America declined 7% and Europe was down 10% organically. All businesses were impacted by customer restrictions, which were most pronounced early in the quarter. The backlog in electronic security remains in a healthy position, up 16%, supporting an anticipated improvement in installation revenues during the second half of the year. The overall Security segment profit rate, excluding charges, was 9.6%, which was down from the 2Q’19 rate of 11.2%, as price and cost control were more than offset by lower volume.

Loree continued, “We are delighted with the second quarter performance under the circumstances. In particular, our ability to deliver against the weak but rapidly improving demand picture while maintaining our $1 billion cost reduction program enabled near peak level operating margin rates in Tools & Storage during a quarter currently believed to be a trough, was very encouraging.”

Exhibit 99.1

2020 Outlook

The Company withdrew its full year guidance in April as a result of the uncertain macro environment and will continue to refrain from providing such guidance at this time. Information about the Company’s second half 2020 scenario planning will be provided on today’s earnings call.

The Company is proceeding with the $1 billion cost reduction program, announced on April 2, which we continue to expect will deliver $500 million in cost savings in 2020. During the second quarter $175 million of savings were realized, representing a strong start to the program. Given the risks and uncertainties regarding the global economic outlook, management has taken steps to make some of the furloughs and reduced work weeks permanent while the remaining others will be returned to full time status as of early September. This will ensure more sustainability of the cost reduction program while providing more employment stability for our remaining associates.

Donald Allan Jr., Executive Vice President and CFO, commented, “We are managing through this crisis in a manner to preserve operational flexibility while acting decisively to prepare for and navigate a range of potential demand scenarios. The team’s performance in the second quarter clearly demonstrated our ability to quickly shift to changing demand scenarios while maintaining our focus on our $1 billion cost reduction program. In this uncertain environment, we will maintain this flexible posture as we move forward, keeping our cost reduction and capital deployment plans in place, but preparing to ramp back up to more normalized demand levels. Also, new growth opportunities have emerged during this crisis in our Tools & Storage and Security businesses and we will pursue them with targeted investments in the second half of 2020. We remain focused on maintaining a strong operational foundation and balance sheet and we are confident that we will be in a position to benefit from a recovery.”

Exhibit 99.1

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 2Q'20 were $169.5 million, primarily related to the cost reduction program, Security business transformation and margin resiliency initiatives, and non-cash inventory step-up charges. Gross margin included $42.6 million of these charges while SG&A included $79.2 million. Other, net and Restructuring included $19.8 million and $27.9 million of these charges, respectively.

Income taxes included a $118.8 million one-time benefit related to a supply chain reorganization.

Share of net earnings of equity method investment included $3.2 million of charges.

The Company will host a conference call with investors today, July 30, 2020, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 8870445. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 8870445. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 through 15, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the successful integration of the CAM acquisition into the Company and the return to production of the Boeing 737 MAX; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii) the effects of COVID-19 and the related impact on the Company's liquidity and operations, including demand for its products, as well as the effectiveness of the Company's associated cost-saving measures; (xiii) the continued consolidation of customers, particularly in consumer channels; (xiv) managing franchisee relationships; (xv) the impact of poor weather conditions; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential environmental liabilities; (xxiv) work stoppages or other labor disruptions; and (xxv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.